EXHIBIT 4.6

                              CERTIFICATE OF TRUST


      The undersigned, the trustees of Carriage Services Capital Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss.3810, hereby certify as follows:

      (a) The name of the business trust being formed hereby (the "Trust") is "Carriage Services Capital Trust."

      (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware  19890-0001

      (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  May 24, 1999


                                            /S/ MARK W. DUFFEY
                                            Name: Mark W. Duffey
                                            Title:Trustee


                                            /S/ THOMAS C. LIVENGOOD
                                            Name: Thomas C. Livengood
                                            Title:Trustee


                                            /S/ TERRY SANFORD
                                            Name: Terry Sanford
                                            Title:Trustee

                                            Wilmington Trust Company, as Trustee


                                             By:/S/ JAMES P. LAWLER
                                                Name: James P. Lawler
                                                Title:Vice President